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                          INDUSTRIAL REAL ESTATE LEASE
                                (SINGLE TENANT)



ARTICLE ONE:          BASIC TERMS

      This Article One contains the Basic Terms of this Lease Agreement between
the Landlord and Tenant named below.   Other Articles, Sections and Paragraphs
of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

      Section 1.01    DATE OF LEASE:   July 1, 1996.

      Section 1.02    LANDLORD:   Wilderness Place, Ltd., a Colorado limited
partnership having its principal place of business at 2101 31st Street, Denver, CO 80216.

      Section 1.03    TENANT:   NeXstar Pharmaceuticals, Inc., a Delaware
corporation having its principal place of business at 2860 Wilderness Place, Boulder, CO 80301.

      Section 1.04    PROPERTY:   The Property consists of the certain land and
improvements located in Boulder County, Colorado, more particularly described on Exhibit A attached hereto, including an existing building containing approximately 60,000 square feet commonly known as 2860 Wilderness Place, Boulder, CO 80301 (the "Building").

      Section 1.05    LEASE TERM:   Five years beginning on the Termination Date
(as defined in paragraph 13.05 below), subject to the right of Tenant to extend the term for one or two successive five-year option periods as set forth in
Section 2.01 below.   The Termination Date shall be the Commencement Date for
all purposes of this lease.

      Section 1.06    PERMITTED USES:   Laboratory research and development,
light manufacturing and other production activities, and related finance and administrative office functions.


      Section 1.07    TENANT'S GUARANTOR:   None.

      Section 1.08    BROKERS:   None.

      Section 1.09    COMMISSIONS:   None.

      Section 1.10    INITIAL SECURITY DEPOSIT:   None.


      Section 1.11    VEHICLE PARKING SPACES ALLOCATED TO TENANT:   All parking
spaces located on the Property.   Landlord acknowledges that Tenant intends to
apply to the City of Boulder to increase the parking areas on the Property, and agrees to cooperate with such application and to reimburse Tenant for up to $20,000 of the reasonable and actual cost of modifying the affected areas of the Property to add the approved parking.

      Section 1.12 RENT AND OTHER CHARGES PAYABLE BY TENANT: Tenant shall pay Base Rent in the initial amount of Thirty-Three Thousand Seven Hundred Fifty Dollars (US$33,750) per month, calculated at $6.75 per annum for each square foot of leasable space contained in the Building, subject to adjustment during the Option Terms as set forth in Section 2.01 below, plus Real Property Taxes



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(see Section 4.02), Utilities (see Section 4.03), Insurance Premiums (see
Section 4.04), Impounds for Insurance Premiums and Property Taxes (see Section 4.08), and Maintenance, Repairs and Alterations (see Article Six).

      Section 1.13    LANDLORD'S SHARE OF PROFIT ON ASSIGNMENT OR SUBLEASE:
Not applicable.

      Section 1.14    RIDERS:   The following Riders are attached to and made a
part of this Lease: Exhibit A (Legal Description); Exhibit B (Tenant's Equipment); Exhibit C (Hazardous Materials).


ARTICLE TWO:          LEASE TERM

      Section 2.01    LEASE OF PROPERTY FOR LEASE TERM.   Landlord hereby leases
the Property to Tenant and Tenant leases the Property from Landlord for the Lease Term specified in Section 1.05 above. Landlord hereby grants to Tenant an option ("Option") to extend the term of this Lease for one or two successive
terms of five years each (the "Option Terms").   The Option may only be
exercised in the event that Tenant is not in default under any of the provisions of this Lease. In order to exercise the Option, Tenant must provide written notice of its exercise of the Option to Landlord (the "Extension Notice") at least six months prior to the expiration of the initial Lease Term (or the previously extended Lease Term, if applicable). In the event that Tenant fails to timely provide the Extension Notice, then Tenant's right to
exercise the Option shall automatically terminate.   After exercise of the
second Option as set forth above, Tenant shall have no further right to extend the term of this Lease.

      Section 2.02    HOLDING OVER.   Tenant shall vacate the Property upon the
expiration or earlier termination of this Lease.   Tenant shall reimburse
Landlord for and indemnify Landlord against all damages which Landlord incurs
from Tenant's delay in vacating the Property.   If Tenant does not vacate the
Property upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant's occupancy of the Property shall be a "month-to-month" tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased by twenty-five percent (25%).


ARTICLE THREE:        BASE RENT

      Section 3.01    TIME AND MANNER OF PAYMENT.   Tenant shall pay Base Rent
to Landlord in the amount stated in Paragraph 1.12 on the first day of each month beginning July 1, 1996, and continuing each month thereafter during the
Lease Term, in advance, without offset, deduction or prior demand.   Base Rent
shall be payable at Landlord's address or at such other place as Landlord may designate in writing.

      Section 3.02    BASE RENT DURING OPTION TERMS.   If Tenant exercises
either or both of its Options to extend the term of this Lease as provided in
Section 2.01 above, Base Rent shall be adjusted as follows:

           (a) Base Rent for the first year of the first Option Term shall be determined as of the date which is three months prior to the expiration date of the initial Lease Term (the "Comparison Date"), and shall be increased proportionately to the increase in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for All Urban Consumers (Boulder Area, 1982-1984=100) (the "Index") between (i) the date which is three

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      months prior to the Commencement Date and (ii) the Comparison Date. Base
      Rent for each successive year of the first Option Term shall be increased proportionately to the increase in the Index between the Comparison Date
      and each anniversary of the Comparison Date.   In no event shall Base
      Rent during the first Option Term be less than the amount set forth in
      Paragraph 1.12 above.   Landlord shall notify Tenant of the amount of
      each increase by a written statement which shall include the Index for the Commencement Date, the Index for the Comparison Date, the percentage
      increase between those two Indices and the new Base Rent.   If the format
      or components of the Index are materially changed after the Commencement Date, Landlord shall substitute an index which is published by the Bureau of Labor Statistics or similar agency and which is most nearly equivalent
      to the Index in effect on the Commencement Date.   The substitute index
      shall be used to calculate the increase in Base Rent unless Tenant objects to such index in writing within fifteen (15) days after receipt
      of Landlord's notice.   If Tenant objects, Landlord and Tenant shall
      submit the selection of the substitute index for binding arbitration in accordance with the rules and regulations of the American Arbitration
      Association at its office closest to the Property.   The costs of
      arbitration shall be borne equally by Landlord and Tenant.

           (b) Base Rent for the first year of the second Option Term shall be determined by the parties based on the market rate then prevailing in the Boulder, Colorado area for 5-year leases of industrial properties of
      similar size and condition to the Property ("Market Rate").   Landlord
      and Tenant shall endeavor in good faith to agree upon Base Rent for the second Option Term within thirty (30) days after Landlord receives the
      Extension Notice provided in Section 2.01 above.   If the parties agree
      on Base Rent for the second Option Term within such period, they shall immediately execute an amendment to this Lease stating the Base Rent for the first year of the second Option Term. If the parties are unable to agree on Base Rent for the second Option Term within such period, Landlord and Tenant shall promptly thereafter jointly retain an independent third party real estate appraiser to determine Market Rate and establish Base Rent for the first year of the second Option Term
      accordingly.   Base Rent for each successive year of the second Option
      Term shall be increased proportionately to the increase in the Index between the last anniversary of the Comparison Date which falls in the first Option Term and each subsequent anniversary of the Comparison Date. In no event shall Base Rent during the second Option Term be less than the amount set forth in Paragraph 1.12 above.


ARTICLE FOUR:         OTHER CHARGES PAYABLE BY TENANT

      Section 4.01    ADDITIONAL RENT.   All charges payable by Tenant other
than Base Rent are called "Additional Rent".   Unless this Lease provides
otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term "Rent" shall mean Base Rent and Additional Rent.

      Section 4.02    PROPERTY TAXES.

           (a) REAL PROPERTY TAXES. Tenant shall pay all real property taxes on the Property (including any fees, taxes or assessments against, or as a result of, any tenant improvements installed on the Property by or for
      the benefit of Tenant) attributable to the Lease Term.   Subject to
      Paragraph 4.08 below, such payment shall be made at least ten (10) days prior to the delinquency date of the taxes. Within such 10-day period, Tenant shall furnish Landlord with satisfactory evidence that the real property taxes have been paid. If Tenant fails to pay the real

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      property taxes when due, Landlord may pay the taxes and Tenant shall reimburse Landlord for the amount of such tax payment as Additional Rent.

           (b) DEFINITION OF "REAL PROPERTY TAX."   "Real property tax" means:
      (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Property; (ii) any tax on Landlord's right to receive, or the receipt of, rent or income from the Property or against Landlord's business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency;
      (iv) any tax imposed upon this transaction or based upon a re-assessment of the Property due to a change of ownership, as defined by applicable law, or other transfer of all or part of Landlord's interest in the Property; and (v) any charge or fee replacing any tax previously included
      within the definition of real property tax.   "Real property tax" does
      not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes.

           (c) PERSONAL PROPERTY TAXES.   Tenant shall pay all taxes charged
      against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant, and shall try to have personal property taxed separately from the Property.

      Section 4.03    UTILITIES.   Tenant shall pay, directly to the appropriate
supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Property.

      Section 4.04    INSURANCE POLICIES.

           (a) LIABILITY INSURANCE.   During the Lease Term, Tenant shall
      maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property, specifically including
      Tenant's use of chemicals at the Property.   Tenant shall name Landlord
      as an additional insured under such policy.   The initial amount of such
      insurance shall be One Million Dollars ($1,000,000) per occurrence and shall be subject to periodic increase based upon inflation, increased liability awards, recommendation of Landlord's professional insurance
      advisors and other relevant factors.   The liability insurance obtained
      by Tenant under this Paragraph 4.04(a) shall (i) be primary and non-contributing, (ii) contain cross-liability endorsements, and (iii) insure Landlord against Tenant's performance under Section 5.05, if the matters giving rise to the indemnity under Section 5.05 result from the
      negligence of Tenant.   The amount and coverage of such insurance shall
      not limit Tenant's liability nor relieve Tenant of any other obligation
      under this Lease.   Landlord may also obtain comprehensive public
      liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of ownership, operation,
      use or occupancy of the Property.   The policy obtained by Landlord shall
      not be contributory and shall not provide primary insurance.

           (b) PROPERTY AND BUSINESS INTERRUPTION INSURANCE.   During the Lease
      Term, Tenant shall maintain a policy of insurance covering loss of or damage to the Property (including Tenant's fixtures, equipment and leasehold improvements) in the full amount of its replacement value and including business interruption insurance in an amount sufficient to pay one year's Base Rent plus estimated real property taxes and insurance premiums. Landlord and Landlord's mortgagee shall be named loss payee under such policy, as their interests may

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      appear.  Such policy shall contain an Inflation Guard endorsement, shall not provide for any deductible amount greater than $10,000, and shall provide protection against all perils included within the classification of fire, extended coverage (including any perils arising from Tenant's use of chemicals at the Property), vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary (including flood and earthquake insurance, if required by any lender holding a security interest in the
      Property).   Tenant shall not do or permit anything to be done which
      invalidates any such insurance policies.

           (c) PAYMENT OF PREMIUMS.   Subject to Section 4.08, Tenant shall pay
      all premiums for the insurance policies described in Paragraphs 4.04(a) and 4.04(b) when due, except that Landlord shall pay all premiums for non-primary comprehensive public liability insurance which Landlord
      elects to obtain as provided in Paragraph 4.04(a).   Before the
      Commencement Date, Tenant shall deliver to Landlord a copy of each policy of insurance which Tenant is required to maintain under this Section
      4.04.   At lease thirty (30) days prior to the expiration of any such
      policy, Tenant shall deliver to Landlord a renewal of such policy.   As
      an alternative to providing a policy of insurance, Tenant shall have the right to provide Landlord with a certificate of insurance, executed by an authorized officer of the insurance company, showing that the insurance which Tenant is required to maintain under this Section 4.04 is in full force and effect and containing such other information which Landlord reasonably requires.

           (d) NOTICE OF CANCELLATION. Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord written notice of any cancellation or modification of coverage not less than thirty (30) days prior to the effective date of change (or not less than ten (10) days prior to the effective date of change, if Tenant has used its best efforts to obtain a
      longer notice period but has been unable to do so).   If any insurance
      policy is cancelled on account of the business or activities of Tenant, Tenant shall immediately cease such activities or secure a replacement policy acceptable to Landlord.

           (e) FAILURE TO OBTAIN OR CONFIRM COVERAGE.   If Tenant fails to
      deliver any policy, certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is cancelled or modified during the Lease Term without Landlord's consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.

           (f) MINIMUM STANDARDS. Tenant shall maintain all insurance required under this Lease with companies holding a "General Policy Rating" of A-12 or better, as set forth in the most current issue of "Best Key Rating
      Guide".   Landlord and Tenant acknowledge the insurance markets are
      rapidly changing and that insurance in the form and amounts described in
      this Section 4.04 is for the primary benefit of Landlord.   If at any
      time during the Lease Term, Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant's type of business, as that coverage may change from
      time to time.   Landlord makes no representation as to the adequacy of
      such insurance to protect Landlord's or Tenant's interests.   Therefore,
      Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant.

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           (g) WAIVER OF SUBROGATION.   Landlord and Tenant each hereby waive
      any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage.
      Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation.

      Section 4.05    MAINTENANCE OF PROPERTY.    Tenant shall pay all costs to
maintain the Property as provided in Section 6.04 below.

      Section 4.06    LATE CHARGES.    Tenant's failure to pay Rent promptly may
cause Landlord to incur unanticipated costs.   The exact amount of such costs
are impractical or extremely difficult to ascertain.   Such costs may include,
but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed
encumbering the Property.   Therefore, if Landlord does not receive any Rent
payment within ten (10) days after it becomes due, Tenant shall pay Landlord a
late charge equal to five percent (5%) of the overdue amount.   The parties
agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

      Section 4.07    INTEREST ON PAST DUE OBLIGATIONS.   Any amount owed by
Tenant to Landlord which is not paid when due shall bear interest at the rate
of fifteen percent (15%) per annum from the due date of such amount.   However,
interest shall not be payable on late charges to be paid by Tenant under this
Lease.   The payment of interest on such amounts shall not excuse or cure any
default by Tenant under this Lease.   If the interest rate specified in this
Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

      Section 4.08 IMPOUNDS FOR INSURANCE PREMIUMS AND REAL PROPERTY TAXES. If requested by any ground lessor or lender to whom Landlord has granted a security interest in the Property, or if Tenant is more than ten (10) days late in the payment of rent more than once in any period of 12 consecutive months, Tenant shall pay Landlord a sum equal to one-twelfth (1/12) of the annual real property taxes and insurance premiums payable by Tenant under this Lease,
together with each payment of Base Rent.   Landlord shall hold such payments in
a non-interest bearing impound account.   If unknown, Landlord shall reasonably
estimate the amount of real property taxes and insurance premiums when due. Tenant shall pay any deficiency of funds in the impound account to Landlord
upon written request.   If Tenant defaults under this Lease, Landlord may apply
any funds in the impound account to any obligation then due under this Lease.



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ARTICLE FIVE:         USE OF PROPERTY

      Section 5.01    PERMITTED USES.   Tenant may use the Property only for the
Permitted Uses set forth in Section 1.06 above.

      Section 5.02    MANNER OF USE.   Tenant shall not cause or permit the
Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of owners or occupants of adjacent properties, or which constitutes
a nuisance or waste.   Tenant shall obtain and pay for all permits, including a
Certificate of Occupancy, required for Tenant's occupancy of the Property and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Property, including the Occupational Safety and Health Act and all laws and regulations regarding the use, storage and disposal of
anything used in its manufacturing or otherwise.   Tenant will provide at least
annually a signed and sworn certificate from its president and chief operating officer that it is in full compliance with all rules, regulations and laws.

      Section 5.03    HAZARDOUS MATERIALS.   As used in this Lease, the term
"Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property by Tenant, its agents, employees, contractors, sublessees
or invitees without the prior written consent of Landlord.   Landlord shall be
entitled to take into account such other factors or facts as Landlord may reasonably determine to be relevant in determining whether to grant or withhold consent to Tenant's proposed activity with respect to Hazardous Material. Landlord acknowledges that Tenant will store and use on the Property the Hazardous Materials listed or described on Exhibit C attached hereto, and Tenant covenants and agrees that all storage, use or other disposition of all such Hazardous Materials shall be in strict compliance with all applicable
laws, ordinances and regulations.   In no event, however, shall Landlord be
required to consent to the installation or use of any storage tanks on the Property.

      Section 5.04    SIGNS AND AUCTIONS.   Tenant shall not place any signs on
the Property without Landlord's prior written consent.   Tenant shall not
conduct or permit any auctions or sheriff's sales at the Property.

      Section 5.05    INDEMNITY.   Tenant shall indemnify Landlord against and
hold Landlord harmless from any and all costs, claims or liability arising from
(i) Tenant's use of the Property, (ii) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Property, including any contamination of the Property or any other property resulting from the presence of use of Hazardous Material caused or permitted by Tenant,
(iii) any breach or default in the performance of Tenant's obligations under this Lease, (iv) any misrepresentation or breach of warranty by Tenant under
this Lease, or (v) other acts or omissions of Tenant.   Tenant shall defend
Landlord against any such cost, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in
connection with any such claim.   As a material part of the consideration to

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Landlord, Tenant hereby assumes all risk of damage to property or injury to persons in or about the Property arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim
arising out of Landlord's gross negligence or willful misconduct.   As used in
this Section, the term "Tenant" shall include Tenant's employees, agents, contractors and invitees, if applicable, and the term "Landlord" shall include Landlord's agents, partners, officers, managers, employees and lenders.

      Section 5.06    LANDLORD'S ACCESS.   Landlord or its agents may enter the
Property at all reasonable times to show the Property to potential buyers, investors or other parties, to inspect and conduct tests in order to monitor Tenant's compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material, or for any other purpose
Landlord deems necessary.   Except in the case of an emergency, Landlord shall
give Tenant prior notice of such entry and Tenant shall have the right, if it has reasonable suspicions, to approve who may tour or inspect the Property, to designate an agent of Tenant to accompany Landlord on any inspection, or to devise reasonable procedures to ensure that no trade secrets or confidential
information is being misappropriated or taken.   Landlord may place customary
"For Sale" or "For Lease" signs on the Property.

      Section 5.07    QUIET POSSESSION.   If Tenant pays the rent and complies
with all other terms of this Lease, Tenant may occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease.


ARTICLE SIX:          CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND
                      ALTERATIONS

      Section 6.01    EXISTING CONDITIONS.   Tenant accepts the Property in its
condition as of the execution of the Lease, subject to all recorded matters,
laws, ordinances, and governmental regulations and orders.   Except as provided
herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the suitability
of the Property for Tenant's intended use.   Tenant represents and warrants
that Tenant has made its own inspection of and inquiry regarding the condition of the Property and is not relying on any representations of Landlord with respect thereto.

      Section 6.02    EXEMPTION OF LANDLORD FROM LIABILITY.   Landlord shall not
be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from (i) fire, steam, electricity, water, gas or rain, (ii) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause, or (iii) conditions arising in or about the Property, or from other sources or places. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.02 shall not, however, exempt Landlord from liability for Landlord's gross negligence or willful misconduct.

      Section 6.03    LANDLORD'S OBLIGATIONS.   Except as provided in Article
Seven (Damage and Destruction) and Article Eight (Condemnation), Landlord shall maintain the foundations, exterior walls (excluding windows, doors, plate glass and the interior surfaces of exterior walls and painting of the exterior surfaces of exterior walls) and roof of the Property in good condition and
repair.   Landlord shall have no other obligation to bear any expense of ownership, operation or maintenance of the

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Property.  Landlord shall make repairs under this Section 6.03 within a reasonable time after receipt of written notice from Tenant of the need for
such repairs.   Tenant waives the benefit of any statute in effect now or in the future which might give Tenant the right to make repairs at Landlord's expense or to terminate this Lease due to Landlord's failure to keep the Property in good order, condition and repair as required under this Section 6.03.

      Section 6.04    TENANT'S OBLIGATIONS.

           (a) Except as provided in Section 6.03, Article Seven (Damage and Destruction) and Article Eight (Condemnation), Tenant shall keep all portions of the Property in good order, condition and repair (including
      interior repainting and refinishing, as needed).   If any portion of the
      Property or any system or equipment in the Property which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Property or systems or equipment in the Property, regardless of whether the benefit of such replacement extends beyond the Lease Term; but if the benefit or useful life of such replacement extends beyond the Lease Term (as such term may be extended by exercise of the Options), the useful life of such replacement shall be prorated over the remaining portion of the Lease Term (as extended), and Tenant shall be liable only for that portion of the cost which is
      applicable to the Lease Term (as extended).   Tenant shall maintain a
      preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed
      heating and air conditioning contractor.   If any part of the Property is
      damaged by any act or omission of Tenant, Tenant shall pay Landlord the cost of repairing or replacing such damaged property, whether or not Landlord would otherwise be obligated to pay the cost of maintaining or
      repairing such property.   It is the intention of Landlord and Tenant
      that at all times Tenant shall maintain the portions of the Property which Tenant is obligated to maintain in an attractive, first-class and fully operative condition.

           (b) Tenant shall fulfill all of Tenant's obligations under this
      Section 6.04 at Tenant's sole expense.   If Tenant fails to maintain,
      repair or replace the Property as required by this Section 6.04, Landlord may, upon ten (10) days prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Property and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all reasonable costs incurred in performing such maintenance or repair immediately upon demand.

      Section 6.05    ALTERATIONS, ADDITIONS AND IMPROVEMENTS.

           (a) Tenant shall not make any alterations, additions or improvements to the Property without Landlord's prior written consent, except for non-structural alterations which do not exceed Twenty Thousand Dollars ($20,000) in cost cumulatively over the Lease Term and which are not visible from the outside of the Building. Landlord may require Tenant to provide demolition and/or lien and completion binds in form and amount
      satisfactory to Landlord.   Tenant shall promptly remove any alterations,
      additions or improvements constructed in violation of this Paragraph
      6.05(a) upon Landlord's written request.   All alterations, additions and
      improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor
      approved by Landlord.   Upon completion of any such work, Tenant shall
      provide Landlord with "as built" plans, copies of all construction contracts and proof of payment for all labor and materials.

           (b) Tenant shall pay when due all claims for labor and material
      furnished to the Property.    Tenant shall give Landlord at least twenty
      (20) days' prior written notice of the commencement of any work on the Property, regardless of whether Landlord's consent to such work is
      required.   Landlord may elect to record and post notices of
      non-responsibility on the Property.

           (c) Landlord acknowledges that Tenant will be utilizing a substantial amount of equipment on the Property that may be considered fixtures under certain circumstances. Landlord and Tenant hereby agree that the equipment previously installed at the Property which is listed or described on Exhibit B attached hereto ("Tenant's Equipment") shall be
      and remain the property of Tenant.   Upon termination of this Lease,
      Tenant shall have the full right to remove Tenant's Equipment subject to the provisions of Section 6.06 below, but shall not have the right to remove any other equipment or fixtures or installed at the Property unless, prior to installation of any such equipment or fixtures, Tenant shall notify Landlord in writing of such installation and of Tenant's intent to retain ownership of such equipment or fixtures and Landlord agrees in writing that such equipment may be installed at the Property and shall remain the property of Tenant (which agreement shall not be
      unreasonably withheld).   Any such additional equipment or fixtures so
      installed at the Property with the written agreement of Landlord shall also be considered to be "Tenant's Equipment" for purposes of Section
      6.06 below.

      Section 6.06    CONDITION UPON TERMINATION.    Upon the termination of the
Lease, Tenant shall surrender the Property to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was
not otherwise obligated to remedy under any provision of this Lease.   However,
Tenant shall not be obligated to repair any damage which Landlord is required
to repair under Article Seven (Damage or Destruction).   In addition, Landlord
may require Tenant to remove any alterations, additions or improvements
(whether or not made with Landlord's consent) prior to the expiration of the Lease and to restore the Property to its prior condition, all at Tenant's
expense.   All alterations, additions and improvements which Landlord has not required Tenant to remove shall be Landlord's property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant's Equipment which can be removed without material damage to the Property. Tenant shall repair, at Tenant's expense, any
damage to the Property caused by the removal of any of Tenant's Equipment.   In
no event shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord's property) without Landlord's prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations.



ARTICLE SEVEN:        DAMAGE OR DESTRUCTION

      Section 7.01    PARTIAL DAMAGE TO PROPERTY.

           (a) Tenant shall notify Landlord in writing immediately upon the
      occurrence of any damage to the Property.   If the Property is only
      partially damaged (that is, less than fifty percent (50%) of the Property is untenantable as a result of such damage or less than fifty percent (50%) of Tenant's operations are materially impaired) and can be repaired within 120 days, and if insurance proceeds are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage to the Property (including Tenant's fixtures, equipment and improvements, to the extent of available insurance proceeds) as soon as reasonably possible.

           (b) If the insurance proceeds are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Tenant maintains under Paragraph 4.04(b), Landlord may elect either to (i) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date the damage occurred.
      Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair
      the damage or terminate the Lease.   If Landlord elects to repair the
      damage, Tenant shall (subject to the terms of this Lease) pay Landlord the "deductible amount" (if any) under Tenant's insurance policies and, if the damage was due to an act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, the difference between the actual cost of repair and any insurance proceeds received by Landlord.
      If Landlord elects to terminate the Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Property and pay the cost of such repairs, except that upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within ten (10) days after receiving Landlord's termination notice.

           (c) If the damage to the Property occurs during the last six (6) months of the Lease Term and such damage will require more than thirty
      (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the
      sufficiency of any insurance proceeds.   The party electing to terminate
      this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant's notice to Landlord of the occurrence of the damage.

           (d) Any rights of Tenant hereunder may not be exercised by Tenant if Tenant or its agents or employees were the cause of the damage.

      Section 7.02    SUBSTANTIAL OR TOTAL DESTRUCTION.   If the Property is
substantially or totally destroyed by any cause whatsoever (that is, the damage to the Property is greater than partial damage as described in Section 7.01), this Lease shall terminate as of the date the destruction occurred, regardless of whether Landlord receives any insurance proceeds. Notwithstanding the preceding sentence, if the Property can be rebuilt within 120 days after the date of destruction, Landlord may elect to rebuild the Property at no expense to Tenant, in which case this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after
Tenant's notice of the occurrence of total or substantial destruction.   If
Landlord so elects, Landlord shall rebuild the Property at Landlord's sole expense, except that if the destruction was caused by an act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, Tenant shall pay Landlord the difference between the actual cost of repair and any insurance
proceeds received by Landlord.   Any rights of Tenant hereunder may not be
exercised by Tenant if Tenant or its agents or employees were the cause of the damage.

      Section 7.03    TEMPORARY REDUCTION OF RENT.   If the Property is
destroyed or damaged and Landlord or Tenant repairs or restores the Property pursuant to the provisions of this Article Seven, Rent shall continue to be due in accordance with this Lease; however, to the extent that Tenant's insurance covers one year's Base Rent, insurance premiums and real property taxes, such
sums shall be paid from proceeds of such insurance.   Tenant shall not be
entitled to any compensation, reduction or reimbursement from Landlord as a result of any damage, destruction, repair or restoration of or to the Property.

      Section 7.04    WAIVER.   Tenant waives the protection of any statute,
code or judicial provision which grants a tenant the right to terminate a lease in the event of a substantial or total destruction of the leased property. Tenant agrees that the provisions of Section 7.02 above shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction of the Property.


ARTICLE EIGHT:        CONDEMNATION

      If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs
first.   If more than twenty percent (20%) of the floor area of the Building is taken, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or, in the absence of such notice, within ten (10) days after the condemning
authority takes title or possession).   If neither Landlord nor Tenant
terminates this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Rent shall be reduced in proportion to
the reduction (if any) in the floor area of the Building.   Any Condemnation
award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Property, the amount of its interest in the Property; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal property; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair any damage to the Property caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the
condemning authority.   If the severance damages received by Landlord are not
sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord's expense.


ARTICLE NINE:         ASSIGNMENT AND SUBLETTING

      Section 9.01 LANDLORD'S CONSENT REQUIRED. No portion of the Property or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent, except as
provided in Section 9.02 below.   Landlord has the right to grant or withhold
its consent as provided in Section 9.05 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease.

      Section 9.02    TENANT AFFILIATE.   Tenant may assign this Lease or
sublease the Property, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant
("Tenant's Affiliate").   In such case, any Tenant's Affiliate shall assume in
writing all of Tenant's obligations under this Lease.

      Section 9.03    NO RELEASE OF TENANT.   No transfer permitted by this
Article Nine, whether with or without Landlord's consent, shall release Tenant or change Tenant's primary liability to pay the Rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of rent from any other person is not a waiver of any provision of this Article Nine. Consent to
one transfer is not a consent to any subsequent transfer.   If Tenant's
transferee defaults under this Lease, Landlord may proceed directly against
Tenant without pursuing remedies against the transferee.   Landlord may consent
to subsequent assignments or modifications of this Lease by Tenant's
transferee, without notifying Tenant or obtaining its consent.   Such action
shall not relieve Tenant's liability under this Lease.

      Section 9.04    OFFER TO TERMINATE.   If Tenant desires to assign the
Lease or sublease the Property, Tenant shall have the right to offer, in
writing, to terminate the Lease as of a date specified in the offer.   If
Landlord elects in writing to accept the offer to terminate within twenty (20) days after notice of the offer, the Lease shall terminate as of the date specified and all the terms and provisions of the Lease governing termination
shall apply.   If Landlord does not so elect, the Lease shall continue in effect until terminated and the provisions of Section 9.05 with respect to any proposed transfer shall continue to apply.

      Section 9.05    LANDLORD'S CONSENT.   Tenant's request for consent to any
transfer described in Section 9.01 shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (such as the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord deems relevant. Landlord shall have the right to withhold consent, if reasonable, or to grant consent, based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Property; (ii) the net worth and financial reputation of the proposed assignee or subtenant; (iii) Tenant's compliance with all of its obligations under the Lease; and (iv) such other
factors as Landlord may reasonably deem relevant.   If Landlord objects to a
proposed assignment solely because of the net worth and/or financial reputation of the proposed assignee, Tenant may nonetheless sublease (but not assign), all or a portion of the Property to the proposed transferee, but only on the other terms of the proposed transfer.

      Section 9.06    NO MERGER.   No merger shall result from Tenant's
sublease of the Property under this Article Nine, Tenant's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all sub-tenancies.


ARTICLE TEN:          DEFAULTS; REMEDIES

      Section 10.01 COVENANTS AND CONDITIONS. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

      Section 10.02   DEFAULTS.   Tenant shall be in material default under this
Lease:

           (a) If Tenant abandons the Property or if Tenant's vacation of the Property results in the cancellation of any insurance described in
      Section 4.04;

           (b) If Tenant fails to pay Rent or any other charge within ten (10) days after written notice from Landlord that such payment is due;

           (c) If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord (provided, however, that if more than thirty
      (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the 30-day period and thereafter diligently pursues its completion); and

           (d) If (i) Tenant makes a general assignment or general arrangement for the benefit of creditors, (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days, (iii) a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Property or of Tenant's interest in the Lease and possession is not restored to Tenant within thirty (30) days, or (iv) substantially all of Tenant's assets located at the Property or of Tenant's interest in the Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days (provided, however, that if a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the Rent (or any other consideration paid in connection with such assignment or sublease) over the rent payable by Tenant under this Lease.

Notwithstanding the foregoing, Landlord shall not be required to give any notice of default hereunder if Tenant's failure to perform constitutes a
non-curable breach of this Lease.   Any notice required by this Section 10.02
is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

      Section 10.03 REMEDIES. On the occurrence of any material default by Tenant, Landlord may take any of the following actions at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have.

      (a) Landlord may terminate Tenant's right to possession of the Property by any lawful means, in which case this Lease, at Landlord's option and election, shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of the unpaid Base Rent and all Additional Rent and other charges which Landlord has earned at the time of the termination, (ii) the worth at the time of the award of the amount by which the unpaid Base Rent and all Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceed the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent and all Additional Rent and other charges which Tenant would have paid for the balance of the Lease Term after the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Landlord's reasonable attorney fees incurred in connection therewith, and any real estate
commission paid or payable.   As used in subparts (i) and (ii) above, the
"worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount
as may then be the maximum lawful rate.   As used in subpart (iii) above, the
"worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%).

      (b) Landlord may maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the
Property.   In such event, Landlord shall be entitled to enforce all of
Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due.

      (c) Landlord may pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

If Tenant has abandoned the Property, Landlord shall have the option of retaking possession of the Property and recovering from Tenant the amount specified in subparagraph (a) above, or proceeding under subparagraph (b)
above.   All rights and remedies provided to Landlord hereunder are cumulative with all other rights and remedies provided hereunder or otherwise available at law or in equity, and Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

      Section 10.04   REPAYMENT OF "FREE" RENT.   If this Lease provides for a
postponement of any monthly rental payments, a period of "free" rent or other rent concession, such postponed rent or "free" rent is called the "Abated
Rent."   Tenant shall be credited with having paid all of the Abated Rent on the expiration of the Lease Term only if Tenant has fully, faithfully and punctually performed all of Tenant's obligations hereunder, including the payment of all rent (other than the Abated Rent) and all other monetary obligations and the surrender of the Property in the physical condition
required by this Lease.   Tenant acknowledges that its right to receive credit
for the Abated Rent is absolutely conditioned upon Tenant's full, faithful and
punctual performance of its obligations under this Lease.   If Tenant defaults
and does not cure within any applicable grace period, the Abated Rent shall immediately become due and payable in full and this Lease shall be enforced as
if there were no such rent abatement or rent concession.   In such case Abated
Rent shall be calculated based on the full initial rent payable under this Lease.

      Section 10.05   AUTOMATIC TERMINATION.   Notwithstanding any other term or
provision hereof to the contrary, at Landlord's election, this Lease shall terminate on the occurrence of any act which affirms Landlord's intention to terminate the Lease as provided in Section 10.03 hereof, including the filing of an unlawful detainer action against Tenant. On such termination, Landlord's damages for default shall include all costs and fees, including reasonable attorney fees that Landlord incurs in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant; or the pursuing of any action with
respect to Landlord's right to possession of the Property.   All such damages
suffered (apart from Base Rent and other rent payable hereunder) shall constitute pecuniary damages which must be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding.

ARTICLE ELEVEN:       PROTECTION OF LENDERS

      Section 11.01   SUBORDINATION.   Landlord shall have the right to
subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof,
whenever made or recorded.   Tenant shall cooperate with Landlord and any
lender which is acquiring a security interest in the Property or the Lease. Tenant shall execute such further documents and assurances as such lender may require, provided that Tenant's obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this
Lease.   Tenant's right to quiet possession of the Property during the Lease
Term shall not be disturbed if Tenant pays the Rent and performs all of
Tenant's obligations under this Lease and is not otherwise in default.   If any
ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of such ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior to subsequent to the date of such ground lease, deed of trust or mortgage or the date of recording thereof.

      Section 11.02   ATTORNMENT.   If Landlord's interest in the Property is
acquired by any ground lessor, beneficiary under a deed of trust, mortgagee or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Property and recognize such transferee
or successor as Landlord under this Lease.   Tenant waives the protection of
any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord's interest.

      Section 11.03   SIGNING OF DOCUMENTS.   Tenant shall sign and deliver any
instrument or documents necessary or appropriate to evidence any such
attornment or subordination or agreement to do so.   If Tenant fails to do so
within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

      Section 11.04   ESTOPPEL CERTIFICATES.

           (a) Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been cancelled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or
      encumbrancer of the Property may require.   Tenant shall deliver such
      statement to Landlord within ten (10) days after Landlord's request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Property, who may rely conclusively upon such statement as true and correct.

           (b) If Tenant does not deliver such statement to Landlord within such ten-day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts:
      (i) that the terms or provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been cancelled or terminated except as otherwise represented by Landlord;
      (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is
      not in default under this Lease.   In such event, Tenant shall be
      estopped from denying the truth of such facts.

      Section 11.05   TENANT'S FINANCIAL CONDITION.   Tenant hereby warrants,
represents, and agrees that it has the financial ability to perform all
obligations and covenants hereunder.   Tenant agrees that it will immediately
advise Landlord of any adverse financial reports or matter which might materially impair Tenant's ability to perform its obligations and covenants
hereunder.   Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing and
refinancing of the Property.   Tenant represents and warrants to Landlord that
each such financial statement will be a true and accurate statement as of the
date thereof.   All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease


ARTICLE TWELVE:       LEGAL COSTS

      Section 12.01   LEGAL PROCEEDINGS.   If Tenant or Landlord shall be in
breach or default under this Lease, such party (the "Defaulting Party") shall reimburse the other party (the "Nondefaulting Party") upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is
commenced or judgment entered.   Such costs shall include legal fees and costs
incurred for the negotiation of a settlement, enforcement of rights or
otherwise.   Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorney
fees and costs.   The losing party in such action shall pay such attorney fees
and costs.   Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action which is: (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the
United States Code, as amended.   Tenant shall defend Landlord against any such
claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action.

      Section 12.02   LANDLORD'S CONSENT.   Tenant shall pay Landlord's
reasonable attorney fees incurred in connection with Tenant's request for Landlord's consent under Article Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord's consent.


ARTICLE THIRTEEN:     MISCELLANEOUS PROVISIONS

      Section 13.01   NON-DISCRIMINATION.   Tenant promises, and it is a
condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof.

      Section 13.02   LANDLORD'S LIABILITY; CERTAIN DUTIES.

           (a) As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Property or the leasehold estate under a ground lease of the Property at the time in question.
      Each Landlord is obligated to perform the obligations of Landlord under the Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

           (b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address has been furnished to
      Tenant in writing.   Landlord shall not be in default under this Lease
      unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of
      Tenant's notice.   However, if such non-performance reasonably requires
      more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such 30-day period and thereafter diligently pursued to completion.

           (c) Notwithstanding any term of provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord's interest in the Property, and neither the Landlord nor its partners, shareholders, officers, members, managers or other principals shall have any personal liability under this Lease.

      Section 13.03   SEVERABILITY.   A determination by a court of competent
jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

      Section 13.04   INTERPRETATION.   The captions of the Articles or
Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural
shall include the singular.   The masculine, feminine and neuter genders shall
each include the others.   In any provision relating to the conduct, acts or
omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or other using the Property with Tenant's expressed or implied permission.

      Section 13.05 INCORPORATION OF PRIOR AGREEMENTS; MODIFICATIONS. Landlord and Tenant acknowledge that Tenant currently occupies the major portion of the space in the Building pursuant to a certain Lease dated October
1, 1991, as previously amended (the "Existing Lease").    The  lease under
which Xenometrix, Inc. leases the remainder of the space in the Building (the "Xenometrix Lease") is being terminated in accordance with a certain Lease Termination Agreement between Landlord and Xenometrix (the "Termination
Agreement") upon the occurrence of certain conditions.   On the Termination
Date (as defined in the Termination Agreement), the Existing Lease and the Xenometrix Lease shall terminate, and be superseded by this Lease; thereafter, this Lease shall be the only agreement between the parties pertaining to the
lease of the Property.   All amendments to this Lease shall be in writing and
signed by all parties.   Any other attempted amendment shall be void.

      Section 13.06   NOTICES.   All notices required or permitted under this
Lease shall be in writing and shall be personally delivered or sent by
certified mail, return receipt requested, postage prepaid.   Notices to Tenant
shall be delivered to the address specified in Section 1.03 above, except that upon

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Tenant's taking possession of the Property, the Property shall be Tenant's
address for notice purposes.   Notices to Landlord shall be delivered to the
address specified in Section 1.02 above.   All notices shall be effective upon
delivery.   Either party may change its notice address upon written notice to the other party.

      Section 13.07   WAIVERS.   All waivers must be in writing and signed by
the waiving party.   Either party's failure to enforce any provision of this
Lease, or Landlord's acceptance of Rent, shall not be a waiver and shall not prevent such party from enforcing that provision or any other provision of this
Lease in the future.   No statement on a payment check from Tenant or in a
letter accompanying a payment check shall be binding on Landlord.   Landlord
may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

      Section 13.08   NO RECORDATION.   Tenant shall not record this Lease
without prior written consent from Landlord.   However, either Landlord or
Tenant may require that a "Short Form" memorandum of this Lease executed by
both parties be recorded.   The party requesting such recording shall pay all
transfer taxes and recording fees.

      Section 13.09   BINDING EFFECT; CHOICE OF LAW.   This Lease binds any
party who legally acquires any rights or interest in this Lease from Landlord
or Tenant.   However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance
with the terms of this Lease.   The laws of the state in which the Property is
located shall govern this Lease, and the exclusive venue for any action relating to this Lease shall be in Colorado.

      Section 13.10   CORPORATE, COMPANY OR PARTNERSHIP AUTHORITY.   If Tenant
is an entity, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the
corporation, company or partnership, as the case may be.   If Landlord so
requests, Tenant shall promptly deliver to Landlord written evidence of such authority, in form and substance reasonably acceptable to Landlord.

      Section 13.11  FORCE MAJEURE.   If Landlord cannot perform any of its
obligations due to events beyond Landlord's control, the time provided for performing such obligations shall be extended by a period of time equal to the
duration of such events.   Events beyond Landlord's control include, but are
not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

      Section 13.12  EXECUTION OF LEASE.   This Lease may be executed in
counterparts and, when all counterpart documents are executed, the counterparts
shall constitute a single binding instrument.   Landlord's delivery of this
Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

      Section 13.13  SURVIVAL.   All representations and warranties of Landlord
and Tenant shall survive the termination of this Lease.


ARTICLE FOURTEEN:   BROKERS

      Landlord and Tenant each warrant that they have dealt with no real estate brokers in connection with this transaction.


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     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date set forth in Section 1.01 above.


                                  LANDLORD:

                                  WILDERNESS PLACE, LTD.,
                                  a Colorado limited partnership

                                  By WOODS TWO VENTURE GROUP LTD.,
                                    a Colorado limited partnership,
                                    General Partner

                                   By THE CHARLES P. WOODS
                                     CORPORATION,
                                     a Colorado corporation,
                                     General Partner


                                     By /s/  CHARLES P. WOODS
                                       -----------------------------
                                        Charles P. Woods, President

                                  TENANT:

                                  NEXSTAR PHARMACEUTICALS, INC.,
                                  a Delaware corporation


                                  By  /s/ MICHAEL E. HART
                                    -----------------------------



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